Exhibit 5.1

Bermuda Office
Appleby (Bermuda)
Limited
Canon's Court
22 Victoria Street
PO Box HM 1179
Hamilton HM EX
Bermuda

Tel +1 441 295 2244
Fax +1 441 292 8666

applebyglobal.com

Pangaea Logistics Solutions Ltd. 109 Long Wharf Newport RI, 02840	Email jwilson@applebyglobal.com Direct Dial 1 441 298 3559 Your Ref Appleby Ref 428932.0013/JW/KC 21 March 2024

Dear Sirs

Pangaea Logistics Solutions Ltd. (Company)
We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the U.S. Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended (Securities Act), of a Registration Statement on Form S-3, as thereafter amended or supplemented (Registration Statement), with respect to the sale by the Company from time to time and in one or more offerings of securities comprising of common shares (Common Shares), preferred shares (Preferred Shares), debt securities, warrants, purchase contracts, Rights and units (all as described in the Registration Statement, and collectively referred to as Securities) up to a total dollar amount of US$100,000,000 pursuant to the prospectus constituting part of the Registration Statement.
For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (Documents).
ASSUMPTIONS
In stating our opinion we have assumed:
1. the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to

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authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;
2. that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;
3. the genuineness of all signatures on the Documents;
4. the authority, capacity and power of each of the persons signing the Documents (other than the Company);
5. that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;
6. that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by the Board of Directors of the Company (Board) as unanimous written resolutions of the Board and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Registration Statement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;
7. that, when the Directors of the Company passed the Resolutions, each of the Directors discharged his fiduciary duties to the Company and acted honestly and in good faith with a view to the best interests of the Company;
8. that the Company has filed the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the activities contemplated by the Registration Statement would benefit the Company; and
9. that the general permissions contained in the Notice remain in full force and effect on the date on which the Company issues or transfers any securities.
OPINION
Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that when issued pursuant to the Resolutions and delivered against payment therefore in the circumstances referred to or summarised in the Registration Statement, (a) the Common Shares and the Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of the

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Company and (b) the Securities, as applicable, will be validly issued and constitute valid and binding obligations of the Company in accordance with the terms thereof.
RESERVATIONS
We have the following reservations:
1. We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.
2. Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.
3. Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of the shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.
DISCLOSURE
This opinion is addressed to you in connection with the Registration Statement. We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement but it is not to be made available, or relied on by any other person or entity, or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person (other than the Commission in connection with the Registration Statement), without our prior written consent except as may be required by law or regulatory authority. As Bermuda attorneys we are not qualified to opine on matters of law of any jurisdiction other than Bermuda and accordingly we do not admit to being an expert within the meaning of the Securities Act.
Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

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This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.
Yours faithfully
/s/ Appleby (Bermuda) Limited

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SCHEDULE

1. Certified copies of the Certificate of Incorporation on Change of Name, Certificate of Incorporation, Amended and Restated Memorandum of Association (Memorandum of Association) and Bye-Laws adopted for the Company (collectively referred to as the Constitutional Documents).
2. Certified copies of an extract of the board minutes pertaining to unanimous written resolutions of the Board effective 22 January 2024 (Resolutions).
3. A Certificate of Compliance dated 8 March 2024 in respect of the Company issued by the Registrar of Companies of Bermuda.
4. A certificate of a director and/or officer of the Company dated 8 March 2024.
5. A copy of the notice to the public dated 1 June 2005 as issued by the Bermuda Monetary Authority under the Exchange Control Act 1972 and the Exchange Control Regulations 1973 (Notice).
6. A certified copy of the Register of Directors and Officers.
7. A PDF copy of the signed Registration Statement.

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